                                                                    EXHIBIT 21

                       DIRECT AND INDIRECT SUBSIDIARIES OF
                               ARAMARK CORPORATION
       (Companies are incorporated in Delaware unless otherwise indicated)


Advertising & Display Services, Inc.
ARA RBI, Inc.
ARAMARK Advertising Services, Ltd. (PA)
ARAMARK Business Dining Services of Texas, Inc. (TX)
ARAMARK Cleanroom Services, Inc.
ARAMARK Consumer Discount Company (PA)
ARAMARK Correctional Services, Inc.
ARAMARK Delaware, Inc.
ARAMARK Correctional Facility Services, Inc.
ARAMARK Educational Group, Inc.
ARAMARK Educational Services, Inc.
ARAMARK Educational Services of Texas, Inc. (TX)
ARAMARK Educational Services of Vermont Inc. (VT)
ARAMARK Enterprises, Inc. (DC)
ARAMARK Facilities Management, Inc.
ARAMARK Facility Services, Inc. (MD)
ARAMARK Global Food and Support Services Group, Inc.
ARAMARK/Gall's Group. Inc.
ARAMARK Health & Education Services, Inc.
ARAMARK Healthcare Support Services, Inc.
ARAMARK Healthcare Support Services of Puerto Rico, Inc.
ARAMARK Healthcare Support Services of Texas, Inc.  (TX)
ARAMARK Healthcare Support Services of the Virgin Islands, Inc.
ARAMARK/HMS Company
ARAMARK Industrial Services, Inc.
ARAMARK Kitty Hawk, Inc. (ID)
ARAMARK Convention Services, Inc. (PA)
ARAMARK SES Group, Inc.
ARAMARK Sports and Entertainment Group, Inc.
ARAMARK Sports and Entertainment Services, Inc.
ARAMARK Sports and Entertainment Services of Texas, Inc. (TX)
ARAMARK Sports and Entertainment Services of Wisconsin, Inc. (WI)
ARAMARK Magazine & Book Services, Inc.
ARAMARK Marketing Services Group, Inc.
ARAMARK Mile High Enterprises, Inc. (CO)
ARAMARK Pittsburgh Limited
ARAMARK Pittsburgh Stadium Concessions, Inc. (PA)
ARAMARK Refreshment Services, Inc.
ARAMARK Senior Notes Company
ARAMARK Services of Puerto Rico, Inc.

Direct and Indirect Domestic Subsidiaries of ARAMARK Corporation (continued)

ARAMARK Services, Inc.
ARAMARK Services of Kansas, Inc. (KS)
ARAMARK Summer Games 1996, Inc.
ARAMARK SWV Corporation  (WV)
ARAMARK Uniform Services Group, Inc.
ARAMARK Uniform Services, Inc.
ARAMARK Uniform Services II, Inc. (MO)
ARAMARK Uniform Services III, inc. (MO)
ARAMARK Uniform Manufacturing Company
ARAMARK Virginia Sky-Line Co., Inc.  (VA)
Children's World Learning Centers, Inc.
CHS Primary Care, Inc.
Coordinated Health Services, Inc. (PA)
Correctional Medical Services, Inc. (MO)
Correctional Medical Services of Delaware, Inc.
Correctional Medical Services of Illinois, Inc. (IL)
Crest Uniform Co., Inc.
CWLC Brokerage, Inc.  (CO)
Davre's, Inc.
Delsac VI, Inc.
Delsac VII, Inc.
Delsac VIII, Inc.
Delsac X, Inc. (OH)
Dragon Wagon, Inc.
Fashion-Tex Services, Inc. (CA)
Gall's, Inc.
H. M. S. Delaware, Inc.
H. M. S. Inc. (MA)
Harry M. Stevens Holding Corp. (NY)
Harry M. Stevens, Inc. (NY)
Harry M. Stevens Maintenance Services, Inc. (MD)
Harry M. Stevens of New Jersey (NJ)
Harry M. Stevens, Inc. of Penn. (PA)
Harry M. Stevens Services, Inc. (TX)
Landy Textile Rental Services, Inc. (PA)
Linen Supply Service, Inc. (IL)
Main, Inc. (FL)
Meader Distributing Co., Inc. (MN)
Medical Claims Management Group, Inc.
Mesa Verde Company (CO)
Professional Anesthesia Services, Inc.
Ranier News, Inc. (WA)
Restin, Inc. (CA)

Direct and Indirect Domestic Subsidiaries of ARAMARK Corporation (continued)

Smithsub, Inc.(VA)
Spectrum Cruise Care, Inc.
Spectrum Emergency Care, Inc. (MO)
Spectrum Emergency Care of Delaware, Inc.
Spectrum Emergency Care of New Mexico, Inc.  (MO)
Spectrum Healthcare of Delaware, Inc.
Spectrum Healthcare Resources, Inc.
Spectrum Healthcare Resources of Delaware, Inc.
Spectrum Healthcare Services, Inc.
Spectrum Pharmacy Services, Inc.
Spectrum Primary Care, Inc.
Spectrum Primary Care of Delaware, Inc.
Stevens California Enterprises (CA)
Stevens Venture Corp.
Texas Stevens, Inc.  (TX)
WearGuard Corporation
Woodhaven Foods, Inc. (PA)


















For certain subsidiaries, individuals are the record owners of director's qualifying shares and/or other shares held for regulatory purposes.

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